EXHIBIT 101.mm
                            Fourth AMENDMENT TO LEASE

                             ADDITION OF SQUARE FEET


That certain lease dated June 10, 1991, by and between Petula Associates Ltd., and Koll Woodside Associates, Landlord, and Sequent Computer Systems, Inc., Tenant, for the premises located at 15425 S.W. Koll Parkway, Beaverton, Oregon 97006, Building 2, Units A2, B, C, D, and E, is amended this
_________ day of ________________, 1995, solely as hereinafter described.


Effective the 1st day of JANUARY, 1996, the portions of the Lease as numbered below shall be amended to read as follows:

1.e.     PREMISES AREA
         - The square footage for A2, B, C, D and E shall be amended from 35,561 square feet to 36,592 square feet, with no resulting change to rent schedule.
         - United A1 consisting of 4,135 square feet shall be added to the premises area.
         -   Total Amended Premises Area shall be 40,727 square feet.

1.f.     PROJECT AREA:    131,017 square feet.

1.g.     PREMISES PERCENT OF PROJECT:   31.09%

1.j.     RENT ADJUSTMENT:

              01/01/96            $  38,651
              06/01/96               35,505
              09/01/96               35,236
              06/01/97               33,345
              06/01/98 - 5/31/01     35,717


All other terms and conditions of the above described Lease shall remain in full force and effect.


Landlord:     PETULA ASSOCIATES, LTD., an Iowa Corporation and
              KOLL WOODSIDE ASSOCIATES, a California General partners

              By: TIMOTHY E. MINTON, VICE PRESIDENT & SECRETARY JOHN N. URBAN, VICE PRESIDENT

Tenant:       SEQUENT COMPUTER SYSTEMS, INC.

              By:     ROBERT B. WITT, VICE PRESIDENT & CIO
              Date:     JULY 21, 995